Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2006, in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of Susser Holdings Corporation dated May 12, 2006.

/s/ Ernst & Young LLP

San Antonio, Texas

May 10, 2006